Exhibit 99.1

Minerva Surgical, Inc. Announces Voluntary SEC Deregistration and Nasdaq Delisting

Santa Clara, Calif. – December 15, 2023 (EIN Presswire) – Minerva Surgical, Inc. (Nasdaq: UTRS) (“Minerva Surgical” or the “Company”), a women's health company focused on solutions to meet the distinct uterine healthcare needs of women, today announced its voluntary decision to deregister its common stock (the “Common Stock”) with the U.S. Securities and Exchange Commission (the “SEC”) and delist its Common Stock from The Nasdaq Stock Market LLC (“Nasdaq”).

The Company intends to file a Form 25 with the SEC to remove its Common Stock from listing on Nasdaq and to deregister its Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), on or about December 26, 2023, and as a result, the Company expects that the last trading day of its Common Stock on Nasdaq will be on or about December 28, 2023. The Company also expects to file a Form 15 with the SEC on or about January 4, 2024, to commence the process of terminating the registration of its Common Stock under Section 12(g) of the Exchange Act and to immediately suspend the Company’s reporting obligations under Sections 13(a) and 15(d) of the Exchange Act, including Forms 10-K, 10-Q, and 8-K, which we refer to as “going dark”.

Minerva Surgical expects that the voluntary delisting from Nasdaq and “going dark” will eliminate the effort required to maintain compliance as an Exchange Act reporting company, and save the Company significant time and money in General and Administrative expenses. These time and expense savings can be used to execute the Company’s operating plan, thus better enabling the Company to focus on its customers, its business and the patients whose lives are enhanced as a result of its work. With a more streamlined cost profile, the Company will be better able to invest in its business and focus on reducing its cash burn, and thus provide a future benefit to the Company’s stockholders. From an operational standpoint, delisting from Nasdaq and “going dark” is expected to minimize Company management attention related to its reporting obligations associated with being a Nasdaq and Exchange Act reporting company, and enable increased focus on longer-term value creation.

The Board considered the fact that the Company’s Common Stock would become more illiquid as a result of “going dark”, and that stockholders may experience difficulties in selling their shares of Common Stock. However, the decision to proceed took into consideration the current as well as potential future costs of remaining a listed company versus the benefits to the longer term health of the Company. Minerva Surgical stockholders who are concerned about liquidity may be able to sell their shares of Common Stock before the delisting becomes effective.

About Minerva Surgical, Inc.
Minerva Surgical is a commercial-stage medical technology company focused on developing, manufacturing, and commercializing minimally invasive solutions to meet the distinct uterine healthcare needs of women. The Company has established a broad product line of commercially available, minimally invasive alternatives to hysterectomy, which are designed to address the most common causes of Abnormal Uterine Bleeding (AUB) in most uterine anatomies. The Minerva Surgical solutions can be used in a variety of medical treatment settings and aim to address the drawbacks associated with alternative treatment methods and to preserve the uterus by avoiding unnecessary hysterectomies.

Forward-Looking Statements
Certain statements in this press release and any oral statements made regarding the contents of this press release may constitute “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995, as amended to date. Forward-looking statements can be identified by words such as "may," "might," "will," "should," "could," "expects," "plans," "anticipates," "believes," "seeks," "intends," "estimates," "predicts," "potential" or "continue," the negative of these terms and other comparable terminology. Examples of forward-looking statements include, among others, statements we make regarding filing a Form 25 and the timing as it relates to such filing, the last trading day of its Common Stock on Nasdaq, filing a Form 15 and the timing as it relates to such filing, the timing of the effectiveness of the Form 15, the Company’s savings as it relates to “going dark,” the ability to minimize Company management distractions and reporting obligations associated with being a Nasdaq and Exchange Act reporting company, and the trading of shares of the Common Stock following its delisting from Nasdaq and other statements that are not purely statements of historical fact. These forward-looking statements are made on the basis of the current beliefs, expectations and assumptions of the management of the Company and are subject to a number of known and unknown risks and significant business, economic and competitive uncertainties that could cause actual results to differ materially from what may be expressed or implied in these forward-looking statements. Factors that could cause actual results to differ materially from those contemplated in this press release can be found in the Risk Factors section of the Company’s quarterly report on Form 10-Q for the quarter ended September 30, 2023, as filed with the SEC on November 13, 2023, and available at www.SEC.gov. Because forward-looking statements are inherently subject to risks and uncertainties, you should not rely on these forward-looking statements as predictions of future events. All statements other than statements of historical fact are forward-looking statements. Except to the extent required by law, the Company undertakes no obligation to update or review any estimate, projection, or forward-looking statement. Actual results may differ from those set forth in this press release due to the risks and uncertainties inherent in the Company’s business.

Contact:

Media/Press: media@minervasurgical.com
Investors: investor.relations@minervasurgical.com
www.minervasurgical.com
www.AUBandMe.com